                                                                    EXHIBIT 10.2

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, has been marked with an asterisk to denote where omissions have been made. The confidential material has been filed separately with the Commission.

                         PURCHASE AND SUPPLY AGREEMENT

                                    BETWEEN

              LEXAR MEDIA, INC. AND SAMSUNG ELECTRONICS CO., LTD.

  This Purchase and Supply Agreement (the "Agreement") is made and entered into
                                           ---------
  as of this 29th day of March, 2001 ("Effective Date") between Lexar Media,
                                       --------------
  Inc., a Delaware corporation having a place of business at 47421 Bayside Parkway, Fremont, CA 94538 ("Lexar"), and Samsung Electronics, Co., Ltd.
                               -----
  ("Samsung") a corporation of South Korea having its principal place of
  ---------
  business at San #24 Nongseo-Ri, Kiheung-Eup, Yongin-City, Kyunggi-Do, South Korea.

                                   RECITALS

  A. Samsung is a leading supplier of NAND Flash Memory Chips and Smart Media (both of the foregoing as defined herein), and wishes to provide committed volumes of NAND Flash Memory Chips and Smart Media to Lexar at committed sales prices, all as described in this Agreement.

  B. Lexar wishes to obtain NAND Flash Memory Chips and Smart Media from Samsung, all as described in this Agreement.

  C. Lexar has developed Lexar Controllers (as defined herein) that it wishes to make available to Samsung, all as described in this Agreement.

  D. Contemporaneously with the execution of this Agreement, Samsung and Lexar are executing a Patent License Agreement ("License Agreement") pursuant to
                                             -----------------
  which Samsung receives a non-exclusive license to certain of Lexar's proprietary technology to manufacture, market and sell certain flash memory products.

  E. Contemporaneously with the execution of this Agreement, Lexar and Samsung Semiconductor, Inc., ("SSI"), a wholly-owned subsidiary of Samsung, are
                         ---
  entering into a Consignment Contract ("Consignment Contract") pursuant to
                                         --------------------
  which Lexar will purchase from SSI certain flash memory.

  1.  Headings and Definitions.

  1.1 Interpretation.  All headings used in this Agreement are inserted for
      --------------
  convenience only and are not intended to affect the meaning or interpretation of this Agreement or any section or clause of this Agreement. References to "third party" or "third parties" will not mean either party. The meanings given to terms defined in this Agreement are equally applicable to both the singular and the plural forms of such terms.

  1.2     Definitions.  Terms used and/or defined in the Schedules attached to
          -----------
  this Agreement, that are not otherwise defined in this Agreement, will have the meanings as set forth in those Schedules for the purposes of those Schedules only. For purposes of this Agreement, the following definitions apply:

          "Affiliate" means, with respect to any entity, any other entity that
           ---------
  controls, is controlled by or is under common control with such entity. For purposes of this Agreement, an entity shall be in "control" of an entity if it owns or controls at least fifty percent (50%) of the equity securities of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority), or otherwise has the power to control the management and policies of such other entity.

          "Average Monthly Sales" means the average monthly bits of NAND Flash
           ---------------------
  Memory Chips, or Smart Media as applicable, sold by Samsung or its Affiliates anywhere in the World during the three (3) calendar month period immediately proceeding Lexar's request.

          "Compact Flash Card" means a flash memory storage device that meets
           ------------------
  the Compact Flash Specifications.

          "Compact Flash Controller" means a device (whether implemented in
           ------------------------
  firmware, hardware and/or software) that controls the operation of a Compact Flash Card.

          "Compact Flash Specifications" means the specifications for a certain
           ----------------------------
  flash memory storage device developed by the Compact Flash Association (as such specifications are from time to time modified or replaced by the Compact Flash Association in its sole discretion).

          "Consignment Contract" has the meaning set forth in the Recitals.
           --------------------

          "Lexar Controller" means a Compact Flash Controller develop by Lexar.
           ----------------

          "License Agreement" has the meaning set forth in the Recitals.
           -----------------

          "NAND Flash Memory Chip" means Samsung's "generally available" NAND
           ----------------------
  Flash Memory Chip, but excludes any combination, bundling or integration of such a chip with other products or devices. However, generally available NAND Flash Memory Chip specifically excludes any chip requiring undue manufacturing burden (i.e., a yield of less than 50% of the Samsung's normal production yield). NAND Flash Memory Chip also means and includes any of Samsung's comparable or equivalent replacement or successor products.

          "Reseller" means Samsung's sales agents outside the United States that
           --------
  purchase Samsung Products solely for purposes of reselling such Samsung Products to OEM's. A reseller is not an entity that assembles or manufacture flash memory cards.

          "Reseller Price" means the actual sales price plus five percent (5%)
           --------------
  of such actual sales price.

          "Samsung Products" means NAND Flash Memory Chips and Smart Media.
           ----------------

          "Smart Media" means a flash memory storage device that meets the Smart
           -----------
  Media Specifications.

          "Smart Media Specifications" means the specifications for a certain
           --------------------------
  flash memory storage device developed by the Smart Media Association (as such specifications are from time to time modified or replaced by the Smart Media Association in its sole discretion).

          "SSI'' has the meaning set forth in the Recitals.
           ---

  2.      Purchase and Supply Commitments.

  2.1     NAND Flash Memory Chips Supply.  At Lexar's request, in each month of
          ------------------------------
  this Agreement Samsung shall sell and timely deliver (or cause SSI to sell and timely deliver) to Lexar substantially all the NAND Flash Memory Chips required by Lexar, provided that Samsung shall not be obligated to make available to Lexar any NAND Flash Memory Chips in excess of * percent (*%) of the Samsung's Average Monthly Sales. The sale and delivery of such NAND Flash Memory Chips shall be made pursuant to the terms and conditions of this Agreement and the Consignment Contract, and Samsung hereby guarantees the performance of all of SSI's obligations under the Consignment Contract. Lexar shall not sell any NAND Flash Memory Chips made available pursuant to the Consignment Contract as a stand-alone product without the prior written consent of Samsung or an Affiliate of Samsung.

  2.2     NAND Flash Memory Chips Purchase.  Subject to Section 5 of this
          --------------------------------
  Agreement, Lexar shall purchase all of its NAND Flash Memory Chips requirements from Samsung or its Affiliates up to the amounts committed by Samsung in Section 2.1, provided that Samsung or its Affiliates make and continue to make NAND Flash Memory Chips available to Lexar pursuant to the terms and conditions of this Agreement and the Consignment Contract.

  2.3     Smart Media Supply.  At Lexar's request, in each month of this
          ------------------
  Agreement Samsung shall sell and timely deliver (or cause SSI to sell and timely deliver) to Lexar all Smart Media requested by Lexar, up to * percent (*%) of the Average Monthly Sales of Smart Media sold by Samsung or its Affiliates anywhere in the world during the three (3) calendar month period immediately preceding Lexar's request. The sale and delivery of

  * Material has been omitted and filed separately with the Commission such Smart Media shall be made pursuant to the terms and conditions of this Agreement and the Consignment Contract. Lexar shall not sell any Smart Media purchased pursuant to this Agreement to any customers for resale *.

  2.4     No Breach.  Samsung shall use its best efforts to make Samsung
          ---------
  Products available to Lexar pursuant to Sections 2.1 and 2.3, however, Samsung's failure to satisfy Lexar's requested volume shall not be considered a breach of this Agreement. Furthermore, Samsung's failure to timely deliver all or portion of NAND Flash Memory Chips and/or Smart Media under Sections
  2.1 and 2.3, respectively on a particular purchase order, due to an equipment failure, process-related performance degradation and/or other unexpected occurrences temporarily affecting Samsung production capabilities shall not be considered a breach to the extent Samsung uses its best efforts to promptly restore the production conditions. In the event of such a failure, Lexar may purchase NAND Flash Memory Chips and/or Smart Media from any third party in accordance with Section 5.2 of this Agreement.

  3.      Prices

  3.1     Samsung Products Prices.
          -----------------------

          (a) Samsung shall sell or cause SSI to sell Samsung Products to Lexar in the quantities described in Sections 2.1 and 2.3 at prices that are *. Without limiting the preceding sentence, throughout the term of this Agreement, Samsung shall ensure that: (i) the prices for Samsung Products offered or sold to Lexar shall be *; and (ii) during the first three (3) years of this Agreement, the prices to Lexar for Samsung Products offered in TSOP shall be *. For the avoidance of doubt, the determination of the prices at which Samsung or its Affiliates offers or sells Samsung Products to any third party will account for any and all cash and non-cash consideration paid, rebated, credited or otherwise made available by Samsung or its Affiliates to any such third party. However, the * shall not include any promotional sales covering uses of flash products in embedded applications. For offers or sales of Samsung Products in a currency other than US Dollars, the price for such offer or sale shall be calculated by the average exchange rate for the proceeding three month as published by the Korea Exchange Bank. Solely for the purposes of this Section 3.1, Samsung Products shall be deemed to have been sold to Lexar as is described in the Consignment Contract.

          (b) The * shall not apply to samples of Samsung Products that Samsung or its Affiliates provide to customers in quantities of less than one thousand
  (1000).

          (c) Without limiting the rights and remedies available to Lexar under this Agreement or at law or equity, if Samsung fails to sell or cause SSI to sell Samsung Products to Lexar at the * in accordance with the terms of subsection 3.1(a) above, Lexar will have the right to: (i) offset any amounts paid by Lexar in excess of the * to Samsung or its Affiliates for Samsung Products against any other amounts due and payable under this Agreement, the Consignment Contract or any other agreement between the parties or their Affiliates; or (ii) increase the prices at which Lexar sells Lexar Controllers to Samsung or its Affiliates pursuant to Section 3.2 by the amount of such excess; and (iii) credit the excess cost of any

   * Material has been omitted and filed separately with the Commission.

  Lexar purchase from a third party necessitated by any such failure against the applicable minimum purchase requirements set forth in Section 4.1 below.

          (d) Samsung reserves right to suspend or terminate the * obligations as set forth in Section 3.1 (a) and Consignment Contract in its entirety if Lexar purchases from Samsung less than * percent (*%) of Lexar's annual requirement of Samsung Products for reasons other than Samsung's inability to make Samsung Products available for purchase.

  3.2     Lexar Controllers Prices.  Provided that the parties agree on the
          ------------------------
  other general terms and conditions for the sale of Lexar Controllers to Samsung, Lexar shall sell Lexar Controllers to Samsung at prices that are * price for such Lexar Controllers offered or sold by Lexar or its Affiliates to any company anywhere in the world in the calendar month in which the Lexar Controllers are sold to Samsung.

  3.3     Taxes.  All stated prices are exclusive of any taxes, fees and duties
          -----
  or other amounts, however designated, and including without limitation value added and withholding taxes which are levied or based upon such charges, or upon this Agreement.

  4.      Minimum Purchase Commitments.

  4.1     Minimum Purchase.  Except as otherwise set forth in this Agreement,
          ----------------
  Lexar shall purchase a minimum of * Dollars ($*) worth of Samsung Products during the period of the first full six quarters (hereinafter "first purchase period") from the Effective Date and a minimum of * Dollars ($*) worth of Samsung Products during the period of the seventh to the twelfth quarters (hereinafter "second purchase period") from the Effective Date, provided that:
  (i) this Agreement has not been terminated; and (ii) Samsung has made all Samsung Products available as described in this Agreement and the Consignment Contract. Lexar's obligations under this Section 4.1 shall not be effective if: (i) this Agreement is terminated as described herein; or (ii) Samsung fails to make Samsung Products available to Lexar as described in Section 5.2 herein. However, Samsung's failure to make Samsung Products available to Lexar in a given quarter shall not per se relieve Lexar of the minimum purchase obligations under this Section so long as Samsung satisfies Lexar's anticipated needs as forecasted in Section 2 of the Consignment Contract. Lexar shall have no obligation to purchase any minimum volume or amount of Smart Media.

  4.2     No Breach.  In no event shall Lexar's inability or failure to purchase
          ---------
  those amounts of Samsung Products described in Section 4.1 constitute a breach of this Agreement. Samsung's sole and exclusive remedy for Lexar's inability or failure to purchase those amounts of Samsung Products described in Section
  4.1 shall be as set out in Sections 1.6 and 4.3 of the License Agreement.

  5.      Pricing and Performance Requirements.

  5.1     Pricing.  Notwithstanding the terms of Section 2.2, if the price of
          --------
  the NAND Flash Memory Chips offered to Lexar by Samsung or its Affiliates exceeds the price for

     *Material has been omitted and filed separately with the Commission.

  commercially available NAND flash memory chips or other substitutable non-volatile memory in equivalent volumes offered by another entity, Lexar shall notify Samsung in writing of such entity's price and Samsung or its Affiliates shall have one (1) business day from receipt of the notice to match or beat such price. If Samsung or its Affiliates fail to timely respond to the notice and to match or beat such price, then Lexar shall be entitled to purchase those volumes offered by such entity.

  5.2     Other Requirements.  Notwithstanding the terms of Section 2.2, Lexar
          ------------------
  may purchase NAND Flash Memory Chips from any third party, with no liability or obligation to Samsung or SSI of any kind, if at any time:

          (a) Samsung or its Affiliates do not offer Samsung Products for sale to Lexar that meet Lexar or its customer's requirements or if Samsung fails to timely deliver to Lexar for the reasons as described in Section 2.4 herein;

          (b) Samsung or its Affiliates do not offer for sale to Lexar any off-the shelf NAND Flash Memory Chips having standard performance specification as published in Samsung product data sheet that are generally offered to other Samsung customers.

          In any of the events set forth in Section 5.2 (a) - (b), inclusive, Lexar may exercise the remedies set forth in Section 3.1(c), as applicable. Otherwise, Samsung shall in good faith use its best efforts to meet Lexar's need for any products providing non-standard performance specification.

  6.      Mutual Cooperation.

  6.1     OEM Customers.  The parties shall use commercially reasonable efforts
          -------------
  to work together to sell Compact Flash Controllers to OEM customers, as to be agreed in writing by the parties.

  6.2     Joint Promotion.  The parties shall use commercially reasonable
          ---------------
  efforts to work together on the promotion of Lexar Controllers and Samsung's NAND Flash Memory Chips, as to be agreed in writing by the parties.

  6.4     Optimization of Products.  Lexar shall use commercially reasonable
          ------------------------
  efforts to qualify and optimize Lexar Controllers for Samsung's NAND Flash Memory Chips, as agreed in writing by the parties.

  6.5     Forecasting.  The parties shall meet on a quarterly basis to discuss
          -----------
  volume projections for the purchase of Samsung Products and Lexar Controllers over the following twelve (12) months.

  7.      Confidential Information.

  7.1     Definition of Confidential Information.  Lexar and Samsung acknowledge
          --------------------------------------
  that, in the course of performing their respective obligations hereunder, each may obtain information relating to the other and the other's products that is of a confidential and proprietary nature to such other party. "Confidential
                                                                 ------------
  Information" means confidential or proprietary information of either party
  -----------
  which is (i) designated with the legend "Confidential" or comparable legend in case of disclosure thereof in written, graphic, machine readable or other tangible form or (ii) designated "Confidential" at the disclosure thereof in other form and within thirty (30) calendar days after such disclosure set forth in a writing designated "Confidential" and forwarded to the receiving party. Confidential Information further includes without limitation the existence and terms of this Agreement.

  7.2     Exclusions.  Confidential Information does not include information
          ----------
  which (i) is or becomes public knowledge or is received by the other party without the fault or action of the other party or any breach of any confidentiality obligation; (ii) the other party can document was independently developed by it without use or access to the Confidential Information; or (iii) the other party can document was previously known to it prior to receipt of the Confidential Information.

  7.3     Obligation.  Each of Samsung and Lexar agrees that, during the term of
          ----------
  this Agreement and for a period of five (5) years thereafter, it will (i) use the other party's Confidential Information only in connection with fulfilling its rights and obligations under this Agreement; (ii) hold the other party's Confidential Information in strict confidence and exercise due care with respect to its handling and protection, consistent with its own policies concerning protection of its own Confidential Information of like importance but in no instance less than reasonable care, such due care including without limitation requiring its employees to execute non-disclosure agreements which provide protection of the other party's Confidential Information which is at least as protective as the terms and conditions of this Agreement; (iii) not disclose, divulge or publish the other party's Confidential Information except to such of its responsible directors, employees and consultants and legal and financial advisors who have a bona fide need to know to the extent necessary to fulfill such party's obligations under this Agreement or except to the extent such Confidential Information is required to be disclosed pursuant to applicable law, regulation or court order provided the other party uses reasonable efforts to give the party owning the Confidential Information sufficient notice of such required disclosure to allow the party owning the Confidential Information reasonable opportunity to object to and to take legal action to prevent such disclosure (or to request confidential treatment thereof); (iv) instruct all such employees, directors, consultants and advisors not to disclose the other party's Confidential Information to third parties, without the prior written permission of the other party. Each party may disclose Confidential Information of the other party: (i) to its legal and financial advisors, as necessary to obtain tax, legal and accounting advice;
  (ii) in connection with SEC filings; and (iii) to bona fide potential investors or acquirers in connection with a financing, merger, acquisition or similar transaction, provided that investors or acquirers are subject to, confidentiality obligations at least as restrictive as those contained herein.

  8.          Term and Termination.

  8.1         Term.  This Agreement shall commence on the Effective Date and
              ----
  shall continue for a period of * (*) years, unless extended by written agreement of both parties or unless sooner terminated as provided in this
  Section 8.

  8.2         Termination due to Samsung's Material Breach.  If Samsung
              --------------------------------------------
  materially breaches any term or condition of this Agreement or of the License Agreement and fails to cure that breach within thirty (30) calendar days after receiving written notice of the breach, then Lexar shall have the right to terminate this Agreement, terminate the licenses and other rights granted to Samsung under Sections 2.1 and 2.2 of the License Agreement, in each case, at any time after the end of such thirty (30) calendar day period. Without limiting the foregoing, and without limiting the rights and remedies available to Lexar under this Agreement or at law or equity, during such thirty (30) calendar day period, Lexar will have the right: (i) to purchase NAND flash memory chips from any third party, with no liability or obligation to Samsung or SSI of any kind; and (ii) to exercise the remedies set forth in Section 3.1(c), as applicable.

  8.3         Termination due to Lexar's Material Breach.  If Lexar materially
              ------------------------------------------
  breaches any term or condition of this Agreement or of the License Agreement and fails to cure that breach within thirty (30) calendar days after receiving written notice of the breach, Samsung shall have the right to terminate this Agreement at any time after the end of such thirty (30) calendar day period, and further have the right to extend the license at the terms as set forth in
  Section 2.1 (e) of the License Agreement.

  8.4         Lexar Termination due to Irreparable Impairment.  Lexar may, upon
              -----------------------------------------------
  thirty (30) days written notice, terminate this Agreement without any liability or obligation to Samsung in the event that Lexar's ability to make the minimum purchase commitment set out in Section 4.1 is irreparably impaired for any reason, including but not limited to the price guaranteed in Section
  3.1 frequently exceeding the generally available fair market price for NAND flash memory chips. In the event of such termination, Lexar shall be entitled to terminate the licenses and other rights granted to Samsung under Sections
  2.1 and 2.2 of the License Agreement. However, if Lexar terminates the License Agreement pursuant to this section, Samsung shall be entitled to immediately extend the license at the terms as set forth in Section * of the License Agreement if Samsung has paid or pays within thirty (30) days of such termination a cumulative total of * dollars ($*) of the license fee under Section * of the License Agreement.

  8.5         Samsung Termination due to Irreparable Impairment.  Samsung may,
              --------------------------------------------------
  upon thirty (30) days written notice, terminate this Agreement without any liability or obligation (except for amounts owed to Lexar due to prior purchases) in the event that Samsung's ability to provide Samsung Products is irreparably impaired due to Samsung's inability, after using commercially reasonable efforts, to acquire necessary licenses from *. In the event of such termination, Lexar shall be entitled to terminate the licenses and other rights granted to Samsung under Sections 2.1 and 2.2 of the License Agreement, and/or terminate the

     Material has been omitted and filed separately with the Commission.

  Consignment Contract. However, to the extent Samsung pays or has paid the entire * dollars ($*) of the license fee under Section * of the License Agreement, Samsung shall be entitled to immediately extend the license at the terms as set forth in Section * of the License Agreement.

  8.6         Termination upon Voluntary Bankruptcy.  If either party (a) seeks
              -------------------------------------
  the liquidation, reorganization, dissolution or winding up of itself (other than dissolution or winding up for the purposes of reconstruction or amalgamation) or the composition or readjustment of all or substantially all of its debts, (b) applies for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or substantially all of its assets, (c) makes a general assignment for the benefit of its creditors, (d) commences a voluntary case under the bankruptcy code, or (e) files a petition for relief or otherwise seeks relief from or readjustment of its debts under any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or readjustment of debts (including, without limitation, consenting to the entry of an order for relief in an involuntary bankruptcy case against it) (such party, the "Filing
                                                                  ------
  Party"), then the other party to this Agreement shall have the right to
  -----
  terminate this Agreement upon written notice to the Filing Party, provided, however, that if any event described in the immediately preceding clause (e) occurs, no notice shall be required to the Filing Party and this Agreement shall terminate automatically upon the occurrence of such event without any further action.


  8.7         Termination upon Involuntary Bankruptcy.  If a proceeding or case
              ---------------------------------------
  is commenced against a party (the "Debtor Party") without the application or
                                     ------------
  consent of the Debtor Party and such proceeding or case continues undismissed for a period of ninety (90) calendar days from and after the commencement of such proceeding seeking any of the matters set forth in the immediately following clauses (a) through (c) or if an order, judgment or decree approving or ordering any of such matters is entered and continues unstayed in effect for a period of ninety (90) calendar days from and after the date its entry then, subject to the last sentence of this Section 8.9, the other party shall have the right to terminate this Agreement at any time after the end of such ninety (90) day period upon written notice to the Debtor Party: (a) liquidation, reorganization, dissolution or winding up, or the composition or readjustment of all or substantially all of the Debtor Party's debts, (b) the appointment of a trustee, receiver, custodian, liquidator or the like of the Debtor Party or of all or substantially all of the Debtor Party's assets, or
  (c) similar relief for the Debtor Party from its debts or readjustment of its debts under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or readjustment of debts. Notwithstanding any other provision of this Section 8.9, if any event described in the immediately preceding clause (c) occurs, no notice shall be required to the Debtor Party and this Agreement shall terminate automatically upon the occurrence of such event without any further action.


  8.8         Obligations Upon Termination.  Upon any termination of this
              ----------------------------
  Agreement: (i) each party shall promptly pay the other party unpaid amounts due as of the termination based on sales of product occurring prior to the date of termination; and (ii) both Samsung and Lexar shall return or destroy all copies of the Confidential Information of the other party.

     Material has been omitted and filed separately with the Commission.

  8.9         Survival.  The following provisions shall survive any
              --------
  termination or expiration of this Agreement: 1.2, 7, 8.8, 8.9, 9.2, 10 and 11.


  9.          Audit and Reports.

  9.1         Monthly Reporting.  Each month, Samsung shall provide to Lexar a
              -----------------
  report detailing, on a month-by-month basis, its Average Monthly Sales by Samsung and its Affiliates anywhere in the world during the three (3) prior calendar months and its good faith, non-binding forecast of Average Monthly Sales it expects to sell during the present month and for six (6) calendar months into the future.

  9.2         Records and Auditing. Each party shall keep full, true, and
              --------------------
  accurate records and accounts, in accordance with generally-accepted accounting principles, of each offer or sale of any product, as necessary to verify compliance with that party's obligations to the other under this Agreement and the Consignment Contract. Without limiting the generality of the forgoing sentence or Samsung's obligations pursuant to Section 9.1 above, for a period of at least four (4) years following each offer to sell or sale of a NAND Flash Memory Chip or Smart Media, Samsung shall keep full, true, and accurate records and accounts, in accordance with generally-accepted accounting principles, of its Average Monthly Sales, but, in any event, Samsung will keep all such records (including without limitation customer purchase orders and invoices) that are reasonably required to enable Lexar to confirm Samsung's compliance with the terms of this Agreement. No more than two (2) times annually, each party shall make these records and accounts available to an independent certified public accountant selected by the other party, but reasonably acceptable to the first party, to determine if the first party has complied with its obligations under Sections 2 and 3 of this Agreement. The party being audited shall promptly refund any overpayments made by the other party as determined by the audit. If the audit reveals an overpayment of more than five percent (5%) of the amount that should have been paid by the party conducting the audit, the party being audited shall reimburse the auditing party all of its reasonable expenses related to the conduct of the audit.


  10.         Limitation of Liability.

  10.1        General Limitation of Damages.  IN NO EVENT SHALL EITHER PARTY BE
              -----------------------------
  LIABLE FOR LOSS OF USE, DATA OR PROFITS, INTERRUPTION OF BUSINESS OR ANY SPECIAL, INCIDENTAL, INDIRECT, EXEMPLARY, OR CONSEQUENTIAL DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY, WHETHER IN AN ACTION FOR CONTRACT, STRICT LIABILITY, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

  10.2    Severability.  EACH AND EVERY PROVISION OF THIS AGREEMENT WHICH
          ------------
  PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTY OR EXCLUSION OF DAMAGES IS INTENDED BY THE PARTIES TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER SUCH PROVISION. FURTHER, IN THE EVENT THAT ANY REMEDY HEREUNDER IS DETERMINED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE, ALL OTHER LIMITATIONS OF LIABILITY AND EXCLUSIONS OF DAMAGES SHALL REMAIN IN EFFECT.

  11.     General.
          --------

  11.1    Governing Law.  This Agreement shall be governed by and construed in
          -------------
  accordance with the laws of the State of California without regard to conflicts of laws rules or principles, and excluding the United Nations Convention on Contracts for the International Sale of Goods. All actions brought by either party arising under or related to this Agreement shall be brought exclusively in the state and federal courts located in Santa Clara County, California, and the parties hereby irrevocably consent to personal jurisdiction and venue therein.


  11.2    Injunctive Relief.  Each of the parties acknowledges that unauthorized
          -----------------
  disclosure or use of the other party's Confidential Information or infringement or misappropriation of the other party's intellectual property rights could cause irreparable harm and significant injury that would be difficult to ascertain and may not be compensable by damages alone. Accordingly, the parties agree that, in addition to any and all legal remedies, each party shall be entitled to seek specific performance, injunction or other appropriate equitable relief for claims regarding intellectual property rights or Confidential Information.


  11.3    Assignment.  Neither party may assign this Agreement without the prior
          ----------
  written consent of the other, except that Lexar may assign or transfer its rights and obligations under this Agreement in the course of a merger, reorganization or acquisition of Lexar or all or substantially all of Lexar's assets related to the this Agreement without consent by Samsung. Any assignment permitted hereunder will be subject to the written assent of the assignee to all of the terms and provisions of this Agreement. Any attempted assignment in derogation of this section will be null and void.


  11.4    Modification and Waiver.  No modification to this Agreement, nor any
          -----------------------
  waiver of any rights, will be effective unless assented to in writing by the party to be charged, and the waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.


  11.5    Notices.  Any required or permitted notices hereunder must be given in
          -------
  writing at the address of each party set forth below, or to such other address as either party may substitute by written notice to the other in the manner contemplated herein. Notices will be effective upon receipt.


  To Lexar:                                    To Samsung:
  Lexar Media, Inc.                            Samsung Electronics, Co., Ltd.
  47421 Bayside Parkway                        San #24, Kiheung-Eup, Yongin-City
  Fremont, CA 94538                            Kyunggi-Do 449-711 Korea
  Attention: Legal Department                  Attention: IP Team
  Phone: (510) 413-1200                        Phone: 82-31-209-3288
  Fax: (510) 413-1296                          Fax: 82-31 209-6054


  Copy to:
  Fenwick & West LLP
  Two Palo Alto Square
  Palo Alto, CA 94306
  Attn.: Larry Granatelli
  Phone:  (650) 494-0600
  Fax: (650) 494-1417

  11.6  Compliance with Law, including U.S. Export Laws.  Each party agrees to
        -----------------------------------------------
  comply with all applicable international, national, state, regional and local laws and regulations in performing its duties hereunder and in any of its dealings with respect to the technical information disclosed hereunder or direct products thereof. Neither party shall export or re-export, directly or indirectly, any technical information disclosed hereunder or direct products thereof to any destination prohibited or restricted by the export control laws and regulations of the United States, including the U.S. Export Administration Regulations, without the prior authorization from the appropriate governmental authorities.


  11.7  Force Majeure.  Neither party shall be responsible for delay or failure
        -------------
  in performance to the extent caused by any government act, law, regulation, order or decree, by communication line or power failures beyond its control, or by fire, flood or other natural disasters, nor shall any such delay or failure be considered to be a breach of this Agreement, provided that such party shall use commercially reasonable efforts to resume performance as soon as reasonably practicable thereafter.


  11.8  Counterparts.   This Agreement may be executed in multiple counterparts,
        ------------
  each of which will be deemed an original, but all of which together will constitute one and the same instrument.


  11.9  Independent Contractors.  In performing their respective duties under
        -----------------------
  this Agreement, each of the parties will be operating as an independent contractor. Nothing contained herein will in any way constitute any association, partnership, or joint venture between the parties hereto, or be construed to evidence the intention of the parties to establish any such relationship. Neither party will have the power to bind the other party or incur obligations on the other party's behalf without the other party's prior written consent.

  11.10  Severability.  In the event that it is determined by a court of
         ------------
  competent jurisdiction that any provision of this Agreement is invalid, illegal, or otherwise unenforceable, such provision will be enforced as nearly as possible in accordance with the stated intention of the parties, while the remainder of this Agreement will remain in full force and effect and bind the parties according to its terms. To the extent any provision cannot be enforced in accordance with the stated intentions of the parties, such provisions will be deemed not to be a part of this Agreement.


  11.11  Entire Agreement.  This Agreement, the Consignment Contract and the
         ----------------
  License Agreement constitute the entire and exclusive agreement between the parties hereto with respect to the subject matter hereof and supersede any prior representations, understandings and agreements between the parties with respect to such subject matter.


12.  Board Approval.

12.1 The Agreement is subject to approval by Samsung Board of Directors by April 17, 2001.

IN WITNESS WHEREOF, Lexar and Samsung have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.


Lexar Media, Inc.                               Samsung Electronics Co., Ltd.
By:

/s/ Eric S. Whitaker                            /s/ Yun Seung Shin
--------------------                            --------------------------------
Eric S. Whitaker                                Yun Seung Shin
Title: Vice President of Technology Licensing   Senior Vice President
      ---------------------------------------   ---------------------

Date: March 29, 2001                            March 29, 2001

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